EXHIBIT 99.1

                        AGREEMENT REGARDING JOINT FILING
                        --------------------------------


         The undersigned, Henderson Group plc, Henderson Global Investors (Holdings) plc and Henderson Global Investors Limited, hereby agree and acknowledge that the statement containing the information required by Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:   May 20, 2005

HENDERSON GROUP PLC

By:/s/ Steven O'Brien
   --------------------------------------
   Name:  Steven O'Brien
   Title: Company Secretary


HENDERSON GLOBAL INVESTORS (HOLDINGS) PLC

By:/s/ Steven O'Brien
   --------------------------------------
   Name:  Steven O'Brien
   Title: Company Secretary


HENDERSON GLOBAL INVESTORS LIMITED

By:/s/ Steven O'Brien
   --------------------------------------
   Name:  Steven O'Brien
   Title: Company Secretary